Exhibit 99(a)

NEWS RELEASE

For Immediate Release

For more information:
Michael T. Vea, Chairman, President and CEO — 812-464-9604
Charles A. Caswell, Chief Financial Officer — 812-461-5952
Gretchen Dunn, Shareholder Relations — 812-464-9677

INTEGRA BANK REPORTS 48% INCREASE IN 3rd QUARTER NET INCOME

-	Net Income Rises 48% From Third Quarter 2003 To $6.9 Million

-	Net Interest Margin Improves For Fifth Consecutive Quarter — 86 Basis Points Improvement From Third Quarter 2003 To 3.73%

-	Valuable Core Deposit Average Balances Grow $74 Million, A 7.7% Increase

-	Service Fee Revenue 11.0% Above Third Quarter 2003

-	Non-Performing Assets Fall By $3.7 Million In The Quarter

EVANSVILLE, INDIANA – October 25, 2004 – Integra Bank Corporation (Nasdaq: IBNK), today reported 2004 third quarter net income of $6.9 million, or $0.40 per diluted share. This represents a $2.2 million or 48 percent increase in net income from the same quarter 2003 result of $0.27 per diluted share. The stronger performance was driven, in part, by an 86 basis point improvement in the net interest margin to 3.73% on a fully tax equivalent basis, lower non-performing assets which contributed in part to a $1.0 million reduction in provision expense, continued growth in deposit service fees and a $74 million increase in valuable core deposits.

Return on assets and return on equity were 1.01% and 13.67%, respectively, for the third quarter of 2004 compared to 0.99% and 13.38% for the second quarter of 2004 and 0.62% and 7.88% for the third quarter of 2003.

“The solid results Integra once again delivered this quarter confirm that our operating model is working,” said Michael T. Vea, Chairman, President and Chief Executive Officer.

“And while the first quarter’s balance sheet restructuring certainly was a factor in comparisons to last year, we believe the real drivers here were the growth we delivered in consumer loans, valuable core deposits, and deposit service fee revenue. We accomplished this growth while maintaining low net charge-offs and lower non-performing assets. We are also proud of our fifth consecutive quarter of higher net interest margins,” Vea pointed out.

“Our continued efforts to provide our customers with a consistently high level of service quality are really paying off,” Vea added.

Net operating income, which excludes the effect of asset and branch sales, debt and trust preferred extinguishment expenses, and securities gains (losses) was $6.9 million, or $0.40 per diluted share, in the third quarter. That represented a 47 percent increase over the $4.7 million, or $0.27 per diluted share, from the same quarter last year.

Solid Growth For Valuable Core Deposits and Consumer Loans

During the third quarter, valuable core deposit (defined as money market, demand deposit and savings accounts) average balances increased over both year-earlier and previous quarter levels. They grew $74 million, or 7.7% from the same quarter a year ago. Non-interest bearing deposits represented $28 million of the $74 million increase, growing 12.7% from the same quarter a year ago. Total deposit average balances grew $15 million over the same time period.

Compared with 2004’s second quarter, valuable core average deposit balances grew $15 million, or 5.9% annualized, with non-interest bearing deposits making up $6 million of the increase. Non-interest bearing deposits grew at a 9.1% annualized rate in the third quarter of 2004. Total average deposits, however, were $7 million lower from the previous quarter due, in part, to lower public deposits and CD balances.

Total loan average balances for the third quarter of 2004 declined $56 million, or 3.3% compared with the same quarter a year ago. The decline was isolated to commercial lending as average commercial loan balances, reflecting regional economic conditions, fell $83 million, or 9.0%. Integra’s other lending areas, consumer and mortgage, expanded over the same horizon with average balances growing by $26 million and $1 million, or 7.1% and 0.2%, respectively.

Total loan average balances were $30 million lower than the previous quarter, due almost entirely to a decline in commercial loan balances. Consumer loan average balances grew by $11 million, or 12% annualized.

“We are encouraged by our progress and successes in our retail banking areas,” commented Vea. “Our valuable core deposit and consumer loan growth continue to be bright spots in our execution. We are also encouraged by our efforts to strengthen our offerings in commercial lending, as well as signs of improving economic conditions in our markets. This is translating into commercial loan pipeline growth.”

Net Interest Margin Improves 86 Basis Points to 3.73%

Integra’s net interest margin on a tax-equivalent basis was 3.73% for the third quarter of 2004, an 86 basis point increase from the third quarter of 2003 and 7 basis points above the second quarter of 2004. Comparisons to the third quarter of 2003 are impacted by Integra’s balance sheet restructuring which occurred late in the first quarter of 2004.

Compared to the same quarter a year ago, loan yields were 16 basis points lower, averaging 5.77%; securities yields were 41 basis points higher, averaging 4.84%; and interest bearing liabilities were 81 basis points lower, averaging 1.89%.

Net interest income on a tax-equivalent basis totaled $23.0 million for the third quarter, a 17.0% increase over the $19.6 million reported for the same period a year ago and improved by $0.6 million, or 2.7%, from the previous quarter. Interest income on a tax-equivalent basis for the securities portfolio benefited from a $0.2 million recovery of back interest from a municipal security that had previously been on nonaccrual status. This contributed 3 basis points to the third quarter’s net interest margin.

“This is the fifth consecutive quarter that our net interest margin has improved. This is a testament to our pricing discipline, sales focus, and stronger financial management capabilities,” Vea explained.

Non-Interest Income Benefited By Stronger Service Fee Revenue

Third-quarter non-interest income totaled $7.1 million compared with $8.6 million for the third quarter of 2003 and $7.5 million for the second quarter of 2004. There were negligible securities gains included in the 2004 third quarter, compared to gains (losses) of $1.2 million and $(0.7) million in the year-ago quarter and the second quarter of 2004, respectively. Also included in non-interest income are gains (losses) from unique asset sales. Specifically, this includes a $1.2 million gain on the sale of the credit card portfolio in the second quarter of 2004. There were no comparable gains from asset sales in either the third quarter of 2003 and 2004.

Non-interest income excluding securities gains and the unique asset sales mentioned above, or adjusted non-interest income, was $7.1 million in the third quarter of 2004 compared with $7.3 million in the same quarter a year ago, and $7.1 million for the second quarter of 2004. The decline in adjusted non-interest income in the year over year quarterly comparison was primarily due to $0.9 million lower mortgage related fee revenue, which was partially offset by a $0.5 million, or an 11.0% increase, in service fee revenue.

Non-Interest Expense

Third-quarter non-interest expense totaled $20.3 million. This compares with $21.1 million in the year-ago quarter and $20.6 million in the second quarter of 2004. The year-ago quarter included debt extinguishment expenses of $1.2 million. There were no similar expenses in either of the last two quarters. Employee severance charges were negligible in the 2004 and 2003 third quarters and $0.3 million in the 2004 second quarter.

Excluding these charges, adjusted non-interest expense was $20.2 million for the 2004 third quarter. This compares with $19.8 million in the year-ago quarter and $20.3 million in the second quarter of 2004.

Non-interest expense for the third quarter of 2004 included $0.3 million of expense related to the three new branches that opened this year. There was no similar expense in the year-ago quarter, and $0.2 million in the second quarter of 2004. In addition, combined debit and credit card processing expense was $0.1 million higher in the third quarter of 2004 compared with the same quarter in 2003. Finally, audit fees were $0.1 million greater in the third quarter of 2004 compared to both the year-ago quarter and the second quarter of 2004, primarily due to additional costs related to Sarbanes-Oxley compliance testing.

Credit Quality

Non-performing assets totaled $20.8 million at September 30, 2004, representing a $0.3 million decrease from a year ago, and a $3.7 million decrease from June 30, 2004. The drop from the previous quarter reflected a $2.9 million reduction in one municipal security that had previously been on nonaccrual but fully paid out as to principal during the quarter, a $0.6 million reduction in nonaccrual loans and a $0.2 million reduction in loans more than 90 days past due.

The non-performing loans to total loans ratio was 1.24%, 1.25% and 0.99% at September 30, 2004, June 30, 2004 and September 30, 2003, respectively.

Net charge-offs were 14 basis points of average loans in the third quarter of 2004 compared with 11 basis points in the third quarter of 2003 and 8 basis points in the second quarter of 2004.

The allowance for loan losses to total loans was 1.53% at September 30, 2004, 1.50% at June 30, 2004 and 1.50% for September 30, 2003.

Conference Call

Integra executive management will hold a conference call to discuss the contents of this news release, as well as business highlights and financial outlook, on Tuesday, October 26, 2004, at 10:00 a.m. CDT. The telephone number for the conference call is (888) 545-0687. The conference call also will be available by webcast within the Investor Relations section of the company’s website, www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at September 30, 2004, Integra operates 75 banking centers and 120 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra is committed to providing the highest level of customer service to its retail, small business and corporate customers through its offices, ATMs and online banking services. For retail customers, Integra Bank N.A. offers telephone and Internet banking through its BANK ANYTIME service. Integra also offers BUSINESS BANKNET online banking for its business customers. Integra Bank Corporation’s common stock is listed on the Nasdaq National Market under the symbol IBNK. Additional information may be found at the company’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this release.

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Integra’s management uses these non-GAAP measures in their analysis of the company’s performance. These measures typically adjust GAAP performance to exclude other significant gains, losses, or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Integra’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Summary Operating Results Data

Here is a summary of Integra Bank Corporation third quarter 2004 operating results:

Diluted net income per share of $0.40 for third quarter 2004

•	Compared with $0.38 for second quarter 2004

•	Compared with $0.27 for third quarter 2003

Return on assets of 1.01% for third quarter 2004

•	Compared with 0.99% for second quarter 2004

•	Compared with 0.62% for third quarter 2003

Return on equity of 13.67% for third quarter 2004

•	Compared with 13.38% for second quarter 2004

•	Compared with 7.88% for third quarter 2003

Net interest margin of 3.73% for third quarter 2004

•	Compared with 3.66% for second quarter 2004

•	Compared with 2.87% for third quarter 2003

Allowance for loan losses of $24.6 million or 1.53% of loans at September 30, 2004

•	Compared with $25.0 million or 1.50% at June 30, 2004

•	Compared with $25.5 million or 1.50% at September 30, 2003

•	Equaled 123.3% of non-performing loans at September 30, 2004 compared with 120.5% at June 30, 2004 and 151.0% at September 30, 2003

Non-performing loans of $19.9 million or 1.24% of loans at September 30, 2004

•	Compared with $20.8 million or 1.25% of loans at June 30, 2004

•	Compared with $16.9 million or 0.99% at September 30, 2003

Annualized net charge-off rate of 0.14% for third quarter 2004

•	Compared with 0.08% for second quarter 2004

•	Compared with 0.11% for third quarter 2003

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,	September 30,
	2004	2003	2003
ASSETS
Cash and due from banks	$57,577	$66,285	$61,226
Federal funds sold and other short-term investments	76	8,658	4,624
Loans held for sale (at lower of cost or market value)	2,108	242	6,258
Securities available for sale	823,498	1,006,986	1,031,233
Loans:
Commercial loans	810,849	903,296	912,690
Consumer loans	392,237	372,962	371,948
Mortgage loans	407,899	423,430	416,823
Less: Allowance for loan losses	(24,577)	(25,403)	(25,520)

Net loans	1,586,408	1,674,285	1,675,941
Premises and equipment	53,338	54,563	52,794
Goodwill	44,839	44,839	44,159
Other intangible assets	9,097	10,309	10,714
Other assets	107,414	92,127	96,452

TOTAL ASSETS	$2,684,355	$2,958,294	$2,983,401

LIABILITIES
Deposits:
Non-interest-bearing demand	$240,887	$219,983	$221,024
Savings & interest checking	569,795	537,330	518,542
Money market	211,841	210,289	212,785
Certificates of deposit and other time deposits	825,258	845,028	854,805

Total deposits	1,847,781	1,812,630	1,807,156
Short-term borrowings	152,325	253,978	288,833
Long-term borrowings	458,410	638,698	620,895
Guaranteed preferred beneficial interests in the Corporation’s subordinated debentures	—	—	18,000
Other liabilities	18,983	19,996	16,810

TOTAL LIABILITIES	2,477,499	2,725,302	2,751,694
SHAREHOLDERS’ EQUITY
Preferred stock - 1,000 shares authorized - None outstanding
Common stock - $1.00 stated value - 29,000 shares authorized	17,375	17,311	17,310
Additional paid-in capital	126,971	125,789	125,771
Retained earnings	60,182	83,510	82,709
Unvested restricted stock	(649)	(292)	(350)
Accumulated other comprehensive income (loss)	2,977	6,674	6,267

TOTAL SHAREHOLDERS’ EQUITY	206,856	232,992	231,707

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,684,355	$2,958,294	$2,983,401

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,836	$23,532	$23,487	$24,513	$25,300
Interest and dividends on securities	8,984	8,123	10,658	10,698	10,024
Interest on loans held for sale	44	53	34	43	170
Interest on federal funds sold and other investments	17	19	12	15	12

Total interest income	32,881	31,727	34,191	35,269	35,506
INTEREST EXPENSE
Interest on deposits	6,396	6,133	6,252	6,601	7,026
Interest on short-term borrowings	644	504	456	646	699
Interest on long-term borrowings	3,712	3,521	8,866	9,174	9,368

Total interest expense	10,752	10,158	15,574	16,421	17,093

NET INTEREST INCOME	22,129	21,569	18,617	18,848	18,413
Provision for loan losses	150	155	650	1,000	1,110

Net interest income after provision for loan losses	21,979	21,414	17,967	17,848	17,303
NON-INTEREST INCOME
Service charges on deposit accounts	3,272	3,199	2,788	3,008	2,937
Trust income	506	525	496	516	509
Other service charges and fees	2,073	2,159	1,994	2,415	2,168
Securities gains (losses)	5	(703)	5,200	537	1,233
Gain on sale of other assets	50	1,184	176	60	89
Other	1,193	1,152	1,363	1,258	1,646

Total non-interest income	7,099	7,516	12,017	7,794	8,582
NON-INTEREST EXPENSE
Salaries	7,923	8,118	8,041	8,350	7,519
Commissions and incentives	981	1,016	1,359	1,038	1,037
Other benefits	1,634	1,645	1,847	1,631	1,737
Occupancy	1,713	1,579	1,590	1,259	1,567
Equipment	1,008	1,020	1,077	1,088	1,087
Debt prepayment fees	—	—	56,998	—	1,243
Low income housing expense	552	551	552	494	642
Other	6,478	6,641	6,101	5,968	6,258

Total non-interest expense	20,289	20,570	77,565	19,828	21,090

Income (loss) before income taxes	8,789	8,360	(47,581)	5,814	4,795
Income taxes expense (benefit)	1,905	1,705	(20,343)	945	141

NET INCOME (LOSS)	$6,884	$6,655	$(27,238)	$4,869	$4,654

Earnings per share:
Basic	$0.40	$0.38	$(1.57)	$0.28	$0.27
Diluted	0.40	0.38	(1.57)	0.28	0.27
Weighted average shares outstanding:
Basic	17,328	17,312	17,297	17,287	17,286
Diluted	17,378	17,368	17,297	17,310	17,303

INTEGRA BANK CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
INTEREST INCOME
Interest and fees on loans and leases	$23,836	$25,300	$70,855	$76,315
Interest and dividends on securities	8,984	10,024	27,765	31,078
Interest on loans held for sale	44	170	131	408
Interest on federal funds sold and other investments	17	12	48	45

Total interest income	32,881	35,506	98,799	107,846
INTEREST EXPENSE
Interest on deposits	6,396	7,026	18,781	23,394
Interest on short-term borrowings	644	699	1,604	1,967
Interest on long-term borrowings	3,712	9,368	16,099	29,091

Total interest expense	10,752	17,093	36,484	54,452

NET INTEREST INCOME	22,129	18,413	62,315	53,394
Provision for loan losses	150	1,110	955	3,945

Net interest income after provision for loan losses	21,979	17,303	61,360	49,449
NON-INTEREST INCOME
Service charges on deposit accounts	3,272	2,937	9,259	8,620
Trust income	506	509	1,527	1,519
Other service charges and fees	2,073	2,168	6,226	6,415
Securities gains (losses)	5	1,233	4,502	2,515
Gain on sale of other assets	50	89	1,410	1,171
Other	1,193	1,646	3,708	4,759

Total non-interest income	7,099	8,582	26,632	24,999
NON-INTEREST EXPENSE
Salaries	7,923	7,519	24,082	22,535
Commissions and incentives	981	1,037	3,356	2,994
Other benefits	1,634	1,737	5,126	5,799
Occupancy	1,713	1,567	4,882	4,650
Equipment	1,008	1,087	3,105	3,273
Debt prepayment fees	—	1,243	56,998	1,243
Low income housing expenses	552	642	1,655	2,076
Other	6,478	6,258	19,220	19,869

Total non-interest expense	20,289	21,090	118,424	62,439

Income (loss) before income taxes	8,789	4,795	(30,432)	12,009
Income taxes expense (benefit)	1,905	141	(16,733)	(887)

NET INCOME (LOSS)	$6,884	$4,654	$(13,699)	$12,896

Earnings per share:
Basic	$0.40	$0.27	$(0.79)	$0.75
Diluted	0.40	0.27	(0.79)	0.75
Weighted average shares outstanding:
Basic	17,328	17,286	17,312	17,285
Diluted	17,378	17,303	17,312	17,289

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except for per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
EARNINGS DATA
Net Interest Income (tax-equivalent)	$22,967	$22,362	$19,558	$19,864	$19,624
Net Income (Loss)	6,884	6,655	(27,238)	4,869	4,654
Basic Earnings Per Share	0.40	0.38	(1.57)	0.28	0.27
Diluted Earnings Per Share	0.40	0.38	(1.57)	0.28	0.27
Dividends Declared	.160	.160	.235	.235	.235
Book Value	11.91	11.19	11.76	13.46	13.39
Price/Earnings Ratio	13.64	14.45	(3.81)	19.80	17.93
PERFORMANCE RATIOS
Return on Assets	1.01%	0.99%	(3.76)%	0.65%	0.62%
Return on Equity	13.67	13.38	(47.20)	8.33	7.88
Net Interest Margin (tax-equivalent)	3.73	3.66	2.94	2.90	2.87
Tier 1 Capital to Risk Assets	10.71	10.16	10.21	11.40	11.72
Capital to Risk Assets	12.90	12.40	12.52	13.16	13.49
Efficiency Ratio	66.15	68.53	76.44	71.62	72.08
AT PERIOD END
Assets	$2,684,355	$2,703,398	$2,648,729	$2,958,294	$2,983,401
Interest-Earning Assets	2,436,667	2,426,098	2,396,531	2,715,574	2,743,576
Loans	1,610,985	1,665,284	1,653,599	1,699,688	1,701,461
Deposits	1,847,781	1,824,257	1,816,161	1,812,630	1,807,156
Valuable Core Deposits (1)	1,022,523	1,036,158	993,240	967,602	952,351
Interest-Bearing Liabilities	2,217,629	2,244,780	2,178,623	2,485,323	2,513,860
Shareholders’ Equity	206,856	194,315	203,811	232,992	231,707
Unrealized Gains (Losses) on Market Securities (FASB 115)	2,977	(5,019)	8,565	6,902	6,588
AVERAGE BALANCES
Assets	$2,706,245	$2,705,080	$2,911,819	$2,977,521	$2,981,435
Interest-Earning Assets (2)	2,449,899	2,434,566	2,651,509	2,717,691	2,710,641
Loans	1,634,419	1,664,421	1,661,027	1,696,288	1,690,072
Deposits	1,839,713	1,846,671	1,865,993	1,853,579	1,824,571
Valuable Core Deposits (1)	1,031,009	1,016,073	1,007,939	985,118	957,400
Interest-Bearing Liabilities	2,240,852	2,244,158	2,417,678	2,500,095	2,511,124
Shareholders’ Equity	200,371	200,084	232,103	231,960	234,418
Basic Shares	17,328	17,312	17,297	17,287	17,286
Diluted Shares	17,378	17,368	17,297	17,310	17,303

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

INTEGRA BANK CORPORATION
SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA-con’t
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003
ASSET QUALITY
Non-Performing Assets:
Non Accrual Loans (3)	$19,439	$20,018	$19,468	$15,725	$15,687
Loans 90+ Days Past Due	490	738	685	2,566	1,209

Non-Performing Loans (3)	19,929	20,756	20,153	18,291	16,896
Other Real Estate Owned	862	823	1,266	1,341	1,542
Investment Securities	—	2,946	2,716	2,692	2,679

Non-Performing Assets	$20,791	$24,525	$24,135	$22,324	$21,117

Allowance for Loan Losses:
Beginning Balance	$25,007	$25,494	$25,403	$25,520	$24,862
Provision for Loan Losses	150	155	650	1,000	1,110
Decrease due to sale of loans	—	(299)	—	—	—
Recoveries	547	904	646	352	651
Loans Charged Off	(1,127)	(1,247)	(1,205)	(1,469)	(1,103)

Ending Balance	$24,577	$25,007	$25,494	$25,403	$25,520

Ratios:
Allowance for Loan Losses to Loans	1.53%	1.50%	1.54%	1.50%	1.50%
Allowance to Non-performing Loans (3)	123.32	120.48	126.50	138.88	151.04
Non-performing Loans to Loans (3)	1.24	1.25	1.22	1.08	0.99
Non-performing Assets to Loans and Other Real Estate Owned (3)	1.29	1.47	1.46	1.31	1.24
Net Charge-Off Ratio	0.14	0.08	0.14	0.26	0.11
NET INTEREST MARGIN
Yields (tax-equivalent)
Loans	5.77%	5.64%	5.65%	5.73%	5.93%
Securities	4.84	4.67	4.69	4.59	4.43
Other Earning Assets	3.25	2.66	2.45	2.70	4.53

Total Earning Assets	5.46	5.32	5.28	5.29	5.37
Cost of Funds
Interest Bearing Deposits	1.60	1.53	1.54	1.61	1.74
Other Interest Bearing Liabilities	2.62	2.48	4.68	4.44	4.40
Total Interest Bearing Liabilities	1.89	1.81	2.56	2.61	2.70

Total Interest Expense to Earning Assets	1.73	1.66	2.34	2.39	2.50

Net Interest Margin	3.73%	3.66%	2.94%	2.90%	2.87%

(1)	Defined as money market, demand deposit and savings accounts.

(2)	Includes securities available for sale at amortized cost.

(3)	Includes non-performing loans classified as loans held for sale.

RECONCILIATION TABLE - ADJUSTED NON-INTEREST INCOME AND EXPENSE
(In thousands)

	Three Months Ended			% Change
	September 30,	June 30,	September 30,	Previous	Previous
	2004	2004	2003	Quarter	Year
Non-interest income as reported	$7,099	$7,516	$8,582
Less Gain on sale of credit cards	—	1,158	—
Less Securities gains (losses)	5	(703)	1,233

Adjusted non-interest income	$7,094	$7,061	$7,349	0.47	(3.47)

Non-interest expense as reported	$20,289	$20,570	$21,090
Less Severance pay expense	51	310	46
Less Debt prepayment expenses	—	—	1,243

Adjusted non-interest expense	$20,238	$20,260	$19,801	(0.11)	2.21

RECONCILIATION TABLE - NET OPERATING INCOME
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2004	2003	Change	2004	2003	Change
Net income (loss)	$6.9	$4.7		$(13.7)	$12.9
Excluding:
Gain on sale of credit cards, net of tax	—	—		1.1	—
Gain on sale of branch, net of tax	—	—		—	1.2
Loss on fixed asset disposition, net of tax	—	—		—	0.2
Securities gains (losses), net of tax	—	1.2		2.7	2.7
Severance pay, net of tax	—	—		0.4	—
Trust preferred redemption expense, net of tax	—	—		—	1.6
Debt extinguishment expense, net of tax	—	1.2		35.1	1.2

Net operating income	$6.9	$4.7	47%	$18.0	$12.0	50%

Diluted net income (loss) per share	$0.40	$0.27		$(0.79)	$0.76
Excluding:
Gain on sale of credit cards, net of tax	—	—		0.06	—
Gain on sale of branch, net of tax	—	—		—	0.07
Loss on fixed asset disposition, net of tax	—	—		—	0.01
Securities gains (losses), net of tax	—	0.07		0.15	0.16
Severance pay, net of tax	—	—		0.02	—
Trust preferred redemption expense, net of tax	—	—		—	0.09
Debt extinguishment expense, net of tax	—	0.07		2.02	0.07

Diluted net operating income per share	$0.40	$0.27	48%	$1.04	$0.70	49%